Exhibit 10.1

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of July 8, 2010 by and between Silicon Valley Bank (“Bank”) and Enteromedics Inc., a Delaware corporation (“Borrower”), whose address is 2800 Patton Road, Saint Paul, MN 55113.

RECITALS

A. Borrower, as borrower, and Bank, Compass Horizon Funding Company LLC and Venture Lending & Leasing V, Inc., as lenders, entered into that certain Loan and Security Agreement with an “Effective Date” of November 18, 2008, Subsequently, in accordance with that certain First Amendment to Loan and Security Agreement (the “First Amendment”), dated February 8, 2010, between Borrower and Bank, the Borrower and Bank agreed to the terms of the Amended SVB/Borrower Loan Agreement (as defined in the First Amendment and herein referred to as the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement, as herein set forth, and Bank has agreed to the same, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments and Other Provisions.

2.1 Repayment of Term Loan. Borrower and Bank acknowledge and agree that the outstanding principal amount of the Term Loan was $6,327,031.45 as of June 30, 2010. The portion of Section 2.1.1(d) of the Loan Agreement that reads as follows:

Borrower shall repay the remaining outstanding amount of the Term Loan with a payment of $383,532.28 on February 1, 2010 and in consecutive equal monthly payments, each in the amount of $380,421.13, commencing on March 1, 2010 and continuing on the Payment Date of each month thereafter until December 1, 2011 (the “Term Loan Maturity Date”)…

is hereby amended to read as follows:

Borrower shall repay the remaining outstanding amount of the Term Loan in 30 consecutive equal monthly payments, each consisting of the interest required to be paid with respect to such Term Loan pursuant to subsection “c” above plus a portion of the principal of the Term Loan, in the amount necessary to fully amortize the Term Loan over such period (such amount to be calculated by Facility Agent), commencing on January 1, 2011 and continuing on the Payment Date of each month thereafter until June 1, 2013 (the “Term Loan Maturity Date”)…

2.2 Interest Rate. Section 2.3(a) of the Loan Agreement reads as follows:

(a) Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Term Loan shall accrue interest at a fixed per annum rate equal to ten percent (10%), which interest shall be payable monthly in accordance with Section 2.3(f) below.

Effective July 1, 2010, said Section 2.3(a) of the Loan Agreement is hereby amended to read as follows:

(a) Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Term Loan shall accrue interest at a fixed per annum rate equal to eleven percent (11%), which interest shall be payable monthly in accordance with Section 2.3(f) below.

2.3 Security Interest in Excluded Collateral. The second sentence of Section 4.3 of the Loan Agreement reads in part as follows:

If an Event of Default shall occur after the date of the First Amendment, or if after such date Lender shall become aware of an Event of Default that occurred on or before such date, and Lender shall give Borrower written notice thereof, then the Excluded Collateral shall from the date of such notice forward (automatically, without the need for any further notice or other action) be deemed to be included within the definition of “Collateral” hereunder…

Said part of the second sentence of Section 4.3 of the Loan Agreement is hereby amended to read as follows:

If (i) an Event of Default shall occur after the date of the Second Amendment, or if after such date Lender shall become aware of an

Event of Default that occurred on or before such date, and Lender shall give Borrower written notice thereof, or (ii) if Borrower shall fail to receive the full amount of any Proposed Capital Raise on or before the date provided therefor in the definition of “Proposed Capital Raises”, then (automatically, without the need for any further notice or other action) the Excluded Collateral shall thereafter (from the date of such notice from Lender in the case of “i” above and from the date that Borrower was to receive the Proposed Capital Raise in the case of “ii” above) be deemed to be included within the definition of “Collateral” hereunder…

2.4 Financial Covenants. Section 6.7 of the Loan Agreement reads as follows:

Financial Covenants.

Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a) Liquidity Ratio. A ratio of (i) the sum of Borrower’s unrestricted cash and Cash Equivalents held with SVB and SVB’s Affiliates, divided by (ii) the outstanding principal amount of the Term Loan, of not less than 1.50:1.00.

Said Section 6.7 of the Loan Agreement is amended to read as follows for months beginning with July 2010 and continuing thereafter:

Financial Covenants.

Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a) Liquidity Ratio. A ratio of (i) the sum of Borrower’s unrestricted cash and Cash Equivalents held with SVB and SVB’s Affiliates plus Borrower’s Eligible Accounts, divided by (ii) the outstanding principal amount of the Term Loan, of not less than 1.00:1.00.

2.5 Additional New Capital Transactions. Section 6.12 of the Loan Agreement reads as follows:

New Capital Transactions. Receive after January 1, 2010 and on or before March 31, 2010, aggregate net proceeds from New Capital Transactions of at least $4,000,000. Such proceeds shall be held in Collateral Accounts of Borrower maintained with SVB or SVB’s Affiliates until used in the ordinary course of Borrower’s business.

Said Section 6.12 of the Loan Agreement is hereby amended to read as follows:

New Capital Transactions. Receive aggregate net proceeds from New Capital Transactions of not less than the following amounts during the following periods: (a) $2,000,000 from the date of the Second Amendment through August 31, 2010, (b) $7,000,000 from the date of the Second Amendment through October 31, 2010, (c) $15,000,000 from the date of the Second Amendment through January 31, 2011, and (d) $35,000,000 from the date of the Second Amendment through June 30, 2011. Such proceeds shall be held in Collateral Accounts of Borrower maintained with SVB or SVB’s Affiliates until used in the ordinary course of Borrower’s business.

2.6 Amendment of Definition. Reference is made to the definition of “Make-Whole Premium” set forth in Section 13.1 of the Loan Agreement, which reads as follows:

“Make-Whole Premium” shall mean, with respect to each Term Loan, an amount equal to the following percentage of the aggregate of all interest that would have been due with respect to such Term Loan had such Term Loan been repaid in all the installments provided for in Section 2.1.1(d), but was not so repaid as a consequence of a mandatory or permitted prepayment (as applicable) of the Term Loan: (a) 80% if at the time the Make-Whole Premium becomes due under the terms hereof Borrower has made twelve (12) regularly scheduled monthly payments of principal in accordance with Section 2.1.1(d), and (b) 100% if at the time the Make-Whole Premium becomes due under the terms hereof Borrower has not made twelve (12) regularly scheduled monthly payments of principal in accordance with Section 2.1.1(d).

The parties agree that only payments made after the date of the Second Amendment shall be counted for purposes of determining whether Borrower has made “twelve (12) regularly scheduled monthly payments of principal in accordance with Section 2.1.1(d)”.

2.7 Addition of Definitions. The following definitions are hereby added to Section 13.1 of the Loan Agreement in the appropriate alphabetical order:

“Proposed Capital Raises” means Borrower’s receipt of aggregate net proceeds from New Capital Transactions of not less than the following amounts during the following periods: (a)

$3,500,000 from the date of the Second Amendment through August 31, 2010, (b) $7,500,000 from the date of the Second Amendment through October 31, 2010, (c) $15,000,000 from the date of the Second Amendment through January 31, 2011, and (d) $35,000,000 from the date of the Second Amendment through June 30, 2011. Such proceeds shall be held in Collateral Accounts of Borrower maintained with SVB or SVB’s Affiliates until used in the ordinary course of Borrower’s business.

“Second Amendment” is that certain Second Amendment to Loan and Security Agreement, dated July 8, 2010, between Lender and Borrower.

2.8 Exhibit A—Collateral. Exhibit A to the Loan Agreement reads in part as follows:

(2) If an Event of Default shall occur after the date of the First Amendment, or if after such date Lender shall become aware of an Event of Default that occurred on or before such date, and Lender shall give Borrower written notice thereof, the Collateral shall from the date of such notice forward be deemed to include the Excluded Collateral.

Said part of Exhibit A to the Loan Agreement is hereby amended to read as follows:

(2) If (i) an Event of Default shall occur after the date of the Second Amendment, or if after such date Lender shall become aware of an Event of Default that occurred on or before such date, and Lender shall give Borrower written notice thereof, or (ii) if Borrower shall fail to receive the full amount of any Proposed Capital Raise on or before the date provided therefor in the definition of “Proposed Capital Raises”, then the Collateral shall thereafter (from the date of such notice from Lender in the case of “i” above and from the date that Borrower was to receive the Proposed Capital Raise in the case of “ii” above) be deemed to include the Excluded Collateral.

2.9 Exhibit B—Compliance Certificate. Exhibit B to the Loan Agreement (the form of Compliance Certificate) shall be replaced with Exhibit A hereto in accordance with the transition to the revised Financial Covenants provided for in Section 2.4 above.

2.10 New Warrant. Concurrently herewith Borrower shall provide Bank with a duly executed warrant to purchase common stock of Borrower, exercisable for ten years, at a price per share equal to the volume weighted average closing price of Borrower’s publicly traded common stock for the 5 trading days immediately preceding the date hereof and for a number of shares to be determined by dividing $316,350 by such price per share.

3. Limitation of Amendments.

3.1 The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date (including the Fifth Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on November 20, 2007), as amended by the Certificate of Amendment filed with the Delaware Secretary of State on July 2, 2009, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon the execution and delivery of this Amendment by each party hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Enteromedics Inc.

By:	/s/ Nick Honigman	By:	/s/ Greg S. Lea
Name:	Nick Honigman	Name:	Greg S. Lea
Title:	Relationship Manager	Title:	Senior Vice President and
Chief Financial Officer